UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2025

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West
Suite 205
Fort Mill, SC 29708
(Address of principal executive offices, including zip code)

(973) 691-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2025, Catheter Precision, Inc. (the “Company”) entered into a Securities Purchase Agreement with three investors pursuant to which it sold an aggregate of 1.5 million shares ($1.5 million stated value) of its newly designated Series B Convertible Preferred Stock and also issued an additional 1.5 million shares ($1.5 million stated value) of its Series B Convertible Preferred Stock as consideration to one of the investors in exchange for existing senior secured Convertible Promissory Notes of QHSLab, Inc. (OTCQB—USAQ). A copy of the Securities Purchase Agreement is filed as Exhibit 10.1 hereto. An aggregate of up to 8,574,000 shares of common stock have been reserved for issuance pursuant to conversion of the Series B Convertible Preferred Stock, with each share of Series B Convertible Preferred Stock potentially converting into approximately 2,858 shares of common stock. The Company also issued Series L warrants to the investors to purchase up to 4,285,716 shares of Company common stock, in the aggregate, which amount was determined based on the amount of their cash investment. The investors are not affiliated with the Company. The names of the investors and the amounts purchased are set forth below:

Investor	Series B Convertible Preferred Stock	Series L Warrants
C/M Capital Master Fund, LP	600 shares	1,714,286 warrants
WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series	400 shares	1,142,858 warrants
Mercer Street Global Opportunity Fund, LLC	2,000 shares	1,428,572 warrants

The Series L Warrants will not be exercisable unless and until the stockholders of the Company approve the exercise in accordance with Section 713 of the NYSE American Listed Company Manual. The Series B Convertible Preferred Stock will not be convertible unless and until the stockholders of the Company approve the conversion in accordance with Section 713 of the NYSE American Listed Company Manual; provided, however, that the Series B Convertible Preferred Stock will be allowed to convert into up to 2,202,357 shares of common stock (which is 19.99% of the Company's currently outstanding common stock) prior to stockholder approval being obtained to the extent that the NYSE American approves such shares for listing. The Company intends to seek stockholder approval at its Annual Meeting of Stockholders to be held on July 25, 2025. The Series B Convertible Preferred Stock has a fixed conversion price of $0.35 per share of common stock, or approximately 2,858 shares of common stock per $1,000 of stated value, does not have conversion price reset provisions or voting rights, except as to certain specified matters, or pay a dividend. The Series L warrants have a 5 ½ year term from the date of stockholder approval, are exercisable at $0.50 per share and are callable by the Company should the trailing 20-day volume weighted average price of our common stock exceed $1.50. The Series L Warrants can be exercised cashlessly in certain circumstances.

Subject to limited exceptions, holders of shares of Series B Convertible Preferred Stock and Series L Warrants do not have the right to convert any portion of their Preferred Stock or exercise their Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or up to 9.99% at the election of the holder) of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion or exercise. Holders of Series B Convertible Preferred Stock and Series L Warrants are entitled to receive dividends on shares of Series B Convertible Preferred Stock and Series L Warrants equal to, on an as-if-converted to /exercised to acquire-common-stock basis, and in the same form as, dividends actually paid on shares of the common stock. Except as otherwise required by law, the Series B Convertible Preferred Stock does not have voting rights. However, as long as any shares of Series B Convertible Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Convertible Preferred Stock, (b) alter or amend the Certificate of Designation for the Series B Convertible Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Convertible Preferred Stock, (d) increase the number of authorized shares of Series B Convertible Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. The Series B Convertible Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company. The holders of Series B Convertible Preferred Stock and Series L Warrants shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive as if the Series B Convertible Preferred Stock were fully converted or the Series L Warrants were fully exercised (disregarding for such purposes any conversion or exercise limitations), which amounts will be paid pari passu with all holders of our common stock.

The Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock was filed with the Secretary of State of Delaware on May 9, 2025, and a copy has been filed as Exhibit 3.1 hereto. The form of Series L Warrants has been filed as Exhibit 4.1 hereto.

The QHSLab Notes were acquired from Mercer Street Global Opportunity Fund, LLC in two tranches pursuant to the Securities Purchase Agreement and an Assignment Agreement dated May 12, 2025, a copy of which is filed as Exhibit 10.3 hereto. The first tranche (the 2021 Note) Original Issue Discount Secured Convertible Promissory Note which was originally issued effective August 10, 2021 has a maturity date of August 10, 2022, and interest rate of 5%, and currently has a default interest rate of 18%, based on information provided to us, and is convertible into shares of QHSLab common stock at the rate of 20 cents per share for portions thereof and a rate of 2.5 cents per share for the remainder. The second tranche (the 2022 Note), Original Issue Discount Secured Convertible Promissory Note which was originally issued effective July 19, 2022 has a maturity date of July 19, 2023, and interest rate of 5% and currently has a default interest rate of 18%, based on information provided to us, and is convertible into shares of QHSLab common stock at the rate of 20 cents per share. We believe that the approximate aggregate principal amount, plus all accrued but unpaid, interest, fees and other amounts, owed by QHSLab under both Notes is equal to approximately $1.6 million; however, both Notes are currently in default, there can be no assurance that they will be paid in full or at all, and their valuation is uncertain. Although convertible into QHSLab common stock, the Notes are subject to a 4.99% beneficial ownership limitation. Copies of the Notes are filed as Exhibits 10.4 and 10.5, respectively, hereto.

Pursuant to a Registration Rights Agreement dated May 12, 2025, a copy of which is filed as Exhibit 10.2 hereto, the Company has agreed to register the shares of common stock underlying the Series B Convertible Preferred and Series L Warrants for resale under the Securities Act of 1933, as amended. The Company has agreed to file a resale registration stated with the Securities and Exchange Commission no later than May 27, 2025.

The summaries above of the material terms of Securities Purchase Agreement and related transaction documents are subject to the terms of the documents themselves, which are complex, and investors should review the actual documents for a complete understanding of all of their provisions. All documents filed as exhibits to this Form 8-K are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The offering of securities pursuant to the Securities Purchase Agreement was conducted in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof.  The registrant has concluded that the exemption is available for this transaction based on the representations made by the purchasers and the limited nature of the offering, in that there were only three purchasers, all of which were sophisticated, no general solicitation or advertising occurred in connection with the offering, and appropriate transfer restrictions have been imposed on the securities and reflected in customary legends regarding same. Conversions of Series B Convertible Preferred Stock and any cashless exercises of Series L Warrants are expected to be made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, while any exercises of Series L Warrants for cash are expected to be made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not Applicable.

(b) Pro Forma Financial Information

Not Applicable.

(d) Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock
4.1	Form of Series L Warrant
10.1	Securities Purchase Agreement dated May 12, 2025*
10.2	Registration Rights Agreement dated May 12, 2025
10.3	Assignment Agreement dated May 12, 2025*
10.4	QHSLab Promissory Note dated August 10, 2021
10.5	QHSLab Promissory Note dated July 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this Exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date:	May 12, 2025	By:	/s/ Philip Anderson
Philip Anderson
Chief Financial Officer